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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Atlantis Plastics, Inc. 2001 Stock Option Plan of our report dated February 1,, 2002, with respect to the consolidated financial statements and schedule of Atlantis Plastics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                          /s/  Ernst & Young LLP


April 1, 2002
Atlanta, Georgia